UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Verastem, Inc. was held in Needham, Massachusetts on May 17, 2017.   At that meeting, the stockholders considered and acted upon the following proposals:

1.  Election of Class II Directors.  By the vote reflected below, the stockholders elected the following individuals to serve as Class II directors until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non- Votes
Timothy Barberich	10,485,633	5,630,263	12,058,096
Alison Lawton	15,343,873	772,023	12,058,096

There were no abstentions with respect to this proposal.

2.  The Ratification of the Selection of Ernst & Young LLP as Verastem, Inc.’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of Ernst & Young LLP as Verastem, Inc.’s independent registered public accounting firm for the current fiscal year.  28,046,675 shares voted for the proposal; 88,401 shares voted against the proposal; and 38,916 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017	By:	/s/ Joseph Chiapponi
Joseph Chiapponi
Vice President, Finance
(Principal financial and accounting officer)